NOVAVAX, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share information)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Net product sales	$1,300	$(664)	$3,908	$4,190
Contract research and development	417	653	1,086	1,899
Milestone and licensing fees	150	––	150	125
Total revenues	1,867	(11)	5,144	6,214
Operating costs and expenses:
Cost of products sold	1,068	364	5,074	2,128
Research and development	1,161	1,552	3,759	5,828
Selling and marketing	930	8,931	6,832	17,261
General and administrative	1,694	1,901	6,109	5,992
Facility exit costs	107	723	105	723
Gain on sale of product assets	(856)	––	(856)	––
Gain on redemption of debt	––	(11,162)	––	(11,162)

Total operating costs and expenses	4,104	2,309	21,023	20,770
Loss from operations	(2,237)	(2,320)	(15,879)	(14,556)
Interest expense, net	(490)	(337)	(1,450)	(1,075)
Net loss	$(2,727)	$(2,657)	$(17,329)	$(15,631)
Basic and diluted loss per share	$(.06)	$(.07)	$(.42)	$(.43)
Basic and diluted weighted average number of common shares outstanding	43,469,637	38,577,458	40,873,473	36,040,465

Selected Balance Sheet Data
Cash & cash equivalents	$6,944
Total current assets	10,704
Working capital	5,996
Total assets	60,546
Convertible Notes	35,000
Total Stockholder’s Equity	$19,902